Exhibit 99.4

BENEFITS TO PHILLIPS
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o      Monetizes Portion of GPM at Attractive Value

o      Creates Equity Interest in Premier Midstream Company

          --Positioned for Future Growth

o      Creates Financial Flexibility to Fund Phillips Growth in E&P

o      Maintains Long Term Access to NGLs


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TRANSACTION IMPACT
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o      Immediately Accretive

o      Retain 30% of New Company (pre-IPO)/ 20-25% (post-IPO)

o      Net cash proceeds of $1.15 BN

o      1% Improvement in PPCO's ROCE

o      Debt to Capital Ratio Improved from 47% to 40%

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PHILLIPS HIGHLIGHTS

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o      $1.8BN 2000 Capital Budget

       --$1.2 BN Dedicated to E&P

o      1999 Cost Reduction Program Completed

o      Strong Second Half Financial and Operating Performance

o      Expect Positive 1999 Reserve Replacement at Attractive F&D Costs

o Growth Projects Progressing: Bohai, Bayu-Undan, Hamaca, Qatar Petrochemicals, and Sweeny Coker/CCR